Exhibit 10.46

ASSIGNMENT OF TRADEMARKS

WHEREAS, MONARCH PHARMACEUTICALS, INC., a Tennessee corporation having a place of business at 501 Fifth Street, Bristol, Tennessee 37620, and PARKEDALE PHARMACEUTICALS, INC., a Michigan corporation having a place of business at 501 Fifth Street, Bristol, Tennessee 37620 (together, “Assignor”), have used and are using the trademarks identified on Schedule A and are the owners of the trademark registrations identified on Schedule A (the “Marks”), including the goodwill of the business connected with the use of, and symbolized by, the Marks.

WHEREAS, SALIX PHARMACEUTICALS, INC., a California corporation having a place of business at 8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615 (“Assignee”), desires to acquire all right, title and interest in and to the Marks, including any and all federal applications and registrations therefor.

WHEREAS, Assignor and Assignee have entered into an Asset Purchase Agreement dated as of the date hereof, pursuant to which Assignor has agreed, inter alia, to assign to Assignee certain assets, including: (a) all right, title and interest in and to the Marks and (b) the goodwill of the business associated with the Marks.

NOW THEREFORE, for good and valuable consideration paid by Assignee, receipt of which is hereby acknowledged, Assignor hereby assigns and transfers to Assignee, the entire right, title and interest in and to the Marks, including the goodwill of the business connected with the use of, and symbolized by, the Marks, free and clear of any and all liens, security interests, and other encumbrances.

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IN WITNESS WHEREOF, the undersigned has caused this instrument to be signed by a duly authorized corporate officer as of this 30th day of June, 2004.

MONARCH PHARMACEUTICALS, INC.

By:	/s/ Brian A. Markison
Name:	Brian A. Markison
Title:	Acting President and Chief Executive Officer

PARKEDALE PHARMACEUTICALS, INC.

By:	/s/ Brian A. Markison
Name:	Brian A. Markison
Title:	Acting President and Chief Executive Officer

SCHEDULE A

Assigned Trademarks

Country	Mark	Application No./ Registration No.	Goods/Services	Status
United States	PROCTOCORT	2,132,640	Class 5: Topical preparation for treatment of inflammatory and pruritic demartose.	Registered on 1/27/98.

Dominican Republic	PROCTOCORT	113,905	Class 11: Chemical products for the industry, photography, etc., materials for staining drugs, pharmaceutical products, chemical or medicinal, especial or not, object for bandages, disinfectants and veterinary products	Registered 7/30/00.